B U I L D I N G B R I G H T E R F U T U R E S Jefferies Institutional Investor Conference September 4-5, 2024

2 Disclosure Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects,” "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of Peabody's operating plans, market conditions, reclamation obligations, financial outlook, potential acquisitions and strategic investments, and liquidity requirements. They may include estimates of sales and other operating performance targets, cost savings, capital expenditures, other expense items, actions relating to strategic initiatives, demand for the company’s products, liquidity, capital structure, market share, industry volume, other financial items, descriptions of management’s plans or objectives for future operations and descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended Jun. 30, 2024 and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Peabody – The Investment Thesis

Peabody

Peabody is committed to increasing shareholder value through a balanced approach of maximizing shareholder returns and investing in the development of the Centurion premier met coal project

- Proven commitment to shareholder returns
  - Allocated nearly $600 million primarily through buybacks since restarting the shareholder return program Q2 2023
  - Continuing commitment to return 65-100% of free cash flow
- Unique diversified portfolio offers unmatched option value in all three segments
  - 2022/2023 Segment Adjusted EBITDA[1] contributions weighted:
    - ~40% Seaborne Thermal
    - ~40% Seaborne Metallurgical
    - ~20% U.S. Thermal
- Developing Centurion, Australian hard coking coal growth project with average production of 4.7 million tons, 1st quartile cost production and mine life of 25+ years
- U.S. thermal coal segments generate substantial free cash flow and are some of the lowest-cost, most competitive coal assets in the U.S.
- Strong and resilient balance sheet
  - No secured debt and 100% funded global reclamation obligations

[1] Adjusted EBITDA is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

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4 Peabody Quick Facts1 1 All statistics are for the year ended December 31, 2023. 2 Total Recordable Incident Frequency Rate (‘TRIFR’) equals recordable incidents per 200,000 hours worked; MSHA reported total U.S. TRIFR for 2023 of 2.72 3 Adjusted EBITDA is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

5 Portfolio Diversity and Financial Strength • Global scale and diversification in most attractive regions • Segment Adjusted EBITDA of $506 million for the first half of 2024, on revenue of more than $2 billion(1) • Proven consistent operating results in the United States and Australia • Higher volumes expected in second half of 2024 Unrecognized option value in all segments: • Seaborne Met: Global diversified portfolio is well positioned to capitalize on a supply-constrained market with expanding demand in Asia • Seaborne Thermal: Australian operations serve expanding coal generation markets in Asia • U.S. Thermal: Operations continue to generate substantial free cash flows with low capital requirements in a time of U.S. electric grid instability Seaborne Thermal 42% Seaborne Met 32% PRB 11% Other US Thermal 15% $1.4B (1) Adjusted EBITDA of $470 million for first half of 2024 includes ($36) million in Corporate and Other. Segment Adjusted EBITDA is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix. Seaborne Thermal 39% Seaborne Met 38% PRB 7% Other US Thermal 16% $506M 1st Half 2024 Segment Adj. EBITDA FY 2023 Segment Adj. EBITDA

6 Peabody’s Financial Strategy to Maximize Shareholder Value No Secured Debt Reclamation Fully Funded Balance Sheet Resiliency Free Cash Flow Generation Capital Allocation Reinvest in the PortfolioShareholder Returns • Generated $1.8 billion of Free Cash Flow(1) for two years ended 2023 • Repaid all secured debt • Funded 100% of final global reclamation obligations - $720 million • Positioned to execute strategy through volatile price cycles • Allocated nearly $600 million to shareholders returns • Allocated over $600 million to develop Centurion to 1st Longwall coal (inclusive of Wards Well acquisition) (1) Free Cash Flow is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

Peabody Undervalued Relative to Peers

Peabody

- Broad product and market diversification provides unparalleled optionality

	Total Reserve	2024e Production
Seaborne Thermal	160 million tons	16 million tons
Seaborne Metallurgical	285 million tons	7.4 million tons
U.S. Thermal	1.8 billion tons	93.5 million tons

- Premium hard coking coal growth project in Australia which is expected to add ~4.7 million saleable tons to annual production
  - ✓ Reweights segment adjusted EBITDA to > 50% metallurgical coal
- Allocated ~$600 million to shareholder returns
  - ✓ ~$430 million of share buybacks completed + $100 million announced August
  - ✓ ~$60 million of cumulative quarterly cash dividends


EV / EBITDA
2.9x
4.6x
6.0x
3.0x
4.9x
4.0x
2024E
2025E
Peabody
Thermal Peers
Metallurgical Peers

Source: Latest public company filings, IBES consensus estimates and FactSet market data as of 30-June-2024 | Note: Debt calculations for Enterprise Value (EV) include unaffected asset retirement obligations and accrued pensions and other post-retirement benefit costs. Levered Free Cash Flow (FCF) is defined as the residual cash belonging to equity holders after deducting operating costs, reinvestments, and debt obligations. EBITDA adjusted for asset retirement obligations and pension / OPEB periodic costs / benefits. Market cap calculated on fully dilutive shares outstanding.

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2 8 Centurion Mine Complex: Growth Project

Centurion: A World Class Asset & Organic Investment

Peabody

NPV	NPV/Share	IRR
$1.6B	$12.80/share	~25%
At 08/2024 excludes $375M of previous capex	~125.9 million shares	Total project return

Adj. EBITDA Margin	Capex	FOB Cost
~45%	$489M	~$105/Short ton
LOM average	to 1st Longwall production	LOM average

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Centurion Mine Complex: Organic Growth Project

Peabody

Major Project Stages & Milestones	Completed/Estimated
First Development Coal	June 2024
Second Continuous Miner ~140 Employees on site	July 2024
CHPP Refurbished	Q4 2024
First Coal Shipped	Q4 2024
Third Continuous Miner	Q4 2024
~300 Employees	2025
~400 Employees	2026
First Longwall Coal	March 2026

- An established cornerstone of tier one premium hard coking coal mine complex utilizing $1.0+ billion of existing infrastructure and equipment
- Mine life of 25+ years with ~140 million ton integrated mine plan
- Further weights Peabody's long-term cash flows toward premium hard coking coal when longwall production begins in 2026
- Enables Peabody to meet the increasing demand in the market for premium low vol coking coal, which is an essential ingredient in the production of steel, making it one of the most widely used industrial materials on earth

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11 Centurion: Project Summary Description Integrated Mine Plan including Wards Well Deposit Reserves GM Seam: ~140 million tons Product Premium Low Vol Hard Coking Coal LOM Production ~4.7 million saleable tons average per year First Coal • Development – June 2024 • Shipment – Expected December 2024 • Longwall – Expected March 2026 Capital Expenditures • To 1st Longwall Production in 2026: $489M • To 1st Longwall Production at Wards Well in 2029: $430M Costs ~$105/ton (includes royalties) LOM average Project Returns1 ~25 percent at ~$210/metric tonne LV PHCC price Saleable Production 0.1 0.5 3.5 3.3 4.7 4.8 2024 2025 2026 2027 2028 2029 + (Million Tons) Note: All values in real $ and short tons.

Seaborne Metallurgical Coal Cash Cost Curve

Peabody

Centurion strengthens Peabody's position in the Australian seaborne met coal market



Australian Seaborne Export Metallurgical Coal Cash Cost by Mine (FOB)1
1st Quartile
2nd Quartile
3rd Quartile
4th Quartile
Total Cash Cost (US$/t)
250
200
150
100
50
0
Centurion2
Annual Production (million tonnes)

- Exporting through the major demand node of the Port of Hay Point and the Dalrymple Bay Coal Terminal (DBCT)
- All surface logistics infrastructure is in place
- Loaded trains will travel 217km to the Port of Hay Point and loads onto conveyor and onto stockpiles at DBCT
- Shipping of coal to customers will take place on an ocean-going vessel, often shared with other coal suppliers
- The port and rail are also used by our existing operations Coppabella, Moorvale, and Middlemount

[1] Cash cost based on Wood Mackenzie nominal 2024 values for Australian metallurgical coal operations at US$210 per tonne/FOB and 0.72 USD/AUD FX rate (excluding safeguard costs)
[2] Average saleable coal from start of LW production (Mt)

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13 Centurion Will Price Favorably Amongst the Highest- grade Coals in the Market Centurion Quality is Perfect Balance of High Coal Reactivity and Coke Strength Very high coke strength - +68 CSR means highly productive coke Very low ash for premium coking coal - Less than 10% ash, increasingly rare Low sulphur - Supports steel mills to meet strict environmental standards Low phosphorus - Improves steel quality, lowers steel cost Very high fluidity for premium coking coal - Enabler for blending and lowering coke cost 10% 20% 30% 40% 50% 60% 70% 80% 15% 20% 25% 30% 35% 40% C o k e S tr e n g th m e a s u re d b y C S R % Volatile Matter % Coal Blending for Coke Optimization Framework USA High Vol A Hunter Valley Semi Soft Queensland Semi soft U S A L o w V o l. H C C Premium LV Centurion Australian Lol vol . HCC Blend Target P re m iu m H C C S e m i H a rd / H C C S e m i S o ft Low Volatile Medium Volatile High Volatile Illustrative Source: Peabody analysis

14 KEY TAKEAWAYS Peabody’s organic investment plan to maximize shareholder value with Centurion growth project Provides Peabody’s shareholders exposure to increasing demand for hard coking coal Premier large-scale hard coking coal asset with Australia geographical proximity to Asian demand ~$1.6B NPV / ~25% IRR ~4.7M Saleable tons per year beginning in 2026 at cost of ~$105 per ton Mine Life 25+ years Centurion – Organic Growth with a World-Class Asset

2 15 Market Overview

16 Supply Side Response Limited Due to High Barriers to Entry Coal Supply Development Constraints Reduced Capital Investment NGO Activity Political Environment Increased Permit Scrutiny Labor Shortage Increased Regulation

17 Seaborne Met Coal Demand Growing • China’s rapid urbanization drove met coal consumption growth the last 15 years; India is projected to drive the next ~25 years and was the growth story of 2023 • Australia projected to continue to dominate seaborne met coal supply, advantaged by high-quality products, low-cost operations and proximity to demand centers • Most new met coal supply projections are from restarts and expansions; greenfield projects face ongoing challenges • Restart of Centurion significantly increases Peabody’s premium HCC production profile 74 94 172 95 89 6058 43 30 13 14 14 17 31 67 71 54316 328 361 2024 2030 2050 India Japan/Korea/Taiwan China Brazil Vietnam Others Seaborne Metallurgical Coal Demand (Million Tonnes) Supply Response Constrained – Organic Centurion Development Source: The graph was obtained from Wood Mackenzie Long Term Outlook (November 2023).

18 Seaborne Thermal Coal Demand – New Supply Required • Demand is projected to exceed installed and probable supply through the 2030s • Operating resources are in decline and could fall well short of forecast demand • China’s growth in ’23 suggests potential for China’s seaborne demand to exceed forecasts • Peabody’s seaborne thermal coal portfolio well positioned to serve Asia-centric demand • Seaborne thermal coal pricing has reverted towards cost levels of higher cost producers Seaborne Thermal Supply and Demand (Million Tonnes) - 200 400 600 800 1,000 1,200 2024 2030 2035 Source: Supply data from Wood Mackenzie Long Term Outlook (November 2023) and demand data from EIA International Energy Outlook 2023.

U.S. Thermal – Consistent Free Cash Flow in the Segment

Peabody

Our U.S. Thermal platform continues to demonstrate strong positive margins and free cash flows

- The U.S. thermal operations shipped 19.5 million tons and realized an Adjusted EBITDA margin of $2.73 per ton in the second quarter 2024, after shipping 21.9 million tons at an Adjusted EBITDA margin of $2.88 per ton in the first quarter
- For the first half of 2024, our U.S. thermal mines have produced $116 million of adjusted EBITDA, while requiring only $17.7 million of capital
- Segment Adjusted EBITDA and Segment Free Cash Flow up ~20% over last 3 years despite lower volumes, resulting in cumulative Segment Free Cash Flow of $722 million



U.S. Thermal
(USD in millions)
$51
$233
$67
$216
$45
$273
2021
2022
2023
Adjusted Capital Expenditures
Segment Free Cash Flow

- Twentymile accepted in the Atlantic seaborne thermal market as quality is comparable to Russia, Colombia, and South Africa coals with less political / execution risk
- El Segundo/Lee Ranch signed a new, long-term coal supply agreement through 2031 – extending the life of the mine

(1) Adjusted EBITDA Margin per Ton is an operating/statistical measure equal to Adjusted EBITDA by segment divided by segment tons sold. Adjusted EBITDA, Segment Free Cash Flow and Adjusted Capital Expenditures are non-GAAP financial measures. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

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20 U.S. Policy/EPA Regulations (1) “America’s Power Stresses Importance of Dispatchable Resources” - America's Power (americaspower.org) Proposed EPA Regulations: • In April, the EPA released its Clean Power Plan 2.0 which will accelerate the retirement of well-functioning coal plants necessary for baseload power across the country • Recent US Supreme Court rulings on Chevron deference and Major Questions Doctrine should support credible legal challenges • Taking into account announced coal retirements, more than 100,000 MW of coal-fired generation are at risk of premature retirement because of these new policies (1) Peabody’s response: • Peabody believes a diverse energy mix, including coal, helps to ensure grid reliability and energy security and affordability. • While these proposed rules remain a concern, it is important to recognize that approximately 80% of our Adjusted EBITDA is derived from our Seaborne Thermal and Met segments

2 21 Sustainability

22 ESG to Create Long-Term Stakeholder Value • Funded 100% of final global reclamation obligations - $720 million • Targets for greenhouse gas reduction, land reclamation and environmental compliance • Collaborating with stakeholders on a pipeline of projects aimed at reducing emissions and creating future carbon offsets Environmental Social • Safety is our first value and leading measure of excellence • Strive for diversity of backgrounds, thoughts and experiences with inclusive workplaces • Significant contributions to regions through taxes, fees and royalties • Support research initiatives in low emissions projects including the University of Wyoming School of Energy Resources and Washington University in St. Louis Consortium for Clean Coal. Governance • Focus on good governance, strategy and management, with integrity embedded in culture • Independent Board Chair and committees • Management compensation aligns with stockholders, and incorporates ESG metrics

23 Commitment to Sustainability and ESG • We strive to be the coal producer of choice • We align our sustainability strategy to the expectations of our customers and stakeholders • We are positioned to create further value by reducing emissions at our operations • We will set further incremental, measurable and achievable targets to meet our goals, including our net-zero emission ambitions First incremental target was to reduce our Scope 1 and Scope 2 GHG emissions by 15% by 2026 from 2018 base • Achieved in 2024 • Further targets to be announced later in the year

Peabody Development

Peabody

Opportunity to Create Additional Value with Our Existing Assets

- **Met Coal Resources**: *715 million tons* of measured and indicated resources at 12/31/2023
  - Opportunity: redevelopment of Centurion Mine, metallurgical coal deposit
- **Methane Gas***: 60,000+ tons* per year
  - Opportunity: capture methane from underground facilities
  - Potential sale for energy generation
- **Land:** *165,000+ acres* available
  - In Q2 2024, we sold 4,000 acres in Sullivan County, Indiana for ~$11M in one of the largest land conservations transactions in recent history
  - Opportunity: develop solar energy and storage projects
  - Potential for carbon capture and underground storage
- **Water:** *38 million gallons* managed per day
  - Opportunity: develop pumped hydro generation

R3 renewables
RECLAIM | REIMAGINE | REPOWER

Joint venture – 50% owned by Peabody

Pursue development of over ~3.8 GW of utility-scale solar PV and ~1.8 GW of battery storage

Eleven potential sites on large tracts of land on or near previous coal mining operations in Indiana and Illinois

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2 25 Appendix Materials

2024 Guidance Table

Peabody

Segment Performance

	2024 Full Year			
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	15.7 - 16.2	12	$65.09	$45.00 - $50.00
Seaborne Thermal (Export)	9.8 - 10.3	6.2	$101.93	NA
Seaborne Thermal (Domestic)	5.9	5.9	$26.30	NA
Seaborne Metallurgical	7.2 - 7.6	3.7	$158.00	$118.00 - $128.00
PRB U.S. Thermal	75 - 82	85	$13.70	$11.75 - $12.50
Other U.S. Thermal	14.5 - 15.5	15.2	$54.20	$41.00 - $45.00

Other Annual Financial Metrics ($ in millions)

	2024 Full Year
SG&A	$90
Total Capital Expenditures	$375
Major Project Capital Expenditures	$235
Sustaining Capital Expenditures	$140
ARO Cash Spend	$50

Supplemental Information

Seaborne Thermal	~50% of unpriced export volumes are expected to price on average at Globalcoal "NEWC" levels and ~50% are expected to have a higher ash content and price at 80-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at 70-80% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at June 30, 2024. Weighted average quality for the PRB segment 2024 volume is approximately 8670 BTU.

Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

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Seaborne Met Segment
Operations Overview

Peabody

Strategic Advantage: Multiple locations and products, positioned to serve Asia Pacific and Atlantic market

Metropolitan Mine

Production: 2.2 million tons
Reserves: 10 million tons
Type: Underground - Longwall
Product: Semi-hard (65%), PCI (25%), Thermal (10%)
Port: Port Kembla Coal Terminal (PKCT)
Location: New South Wales, Australia





CMJV (Coppabella Mine and Moorvale Mine)

Production: 4.4 million tons
Reserves: 26 million tons
Type: Surface - Dragline, Dozer/Cast, Truck/Shovel
Product: Premium Low Volatile PCI
Port: Dalrymple Bay Coal Terminal (DBCT)
Location: Queensland, Australia

Shoal Creek Mine

Production: 0.6 million tons
Reserves: 17 million tons
Type: Underground - Longwall
Product: Coking – High Vol A
Port: Barge coal to McDuffie Terminal (Mobile, AL)
Location: Alabama



Note: Production is for full year 2023. Reserves reflect estimated proven and probable reserves as of December 31, 2023.

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28 Seaborne Thermal Segment Operations Overview Strategic Advantage: High margin operations positioned to serve Asia Pacific market Wilpinjong Mine Production: 12.0 million tons (export and domestic) Reserves: 57 million tons Type: Surface - Dozer/Cast, Truck/Shovel Product: Export (5,000-6,000 kcal/kg NAR) Port: Newcastle Coal Infrastructure Group (NCIG) and Port Waratah Coal Services (PWCS) Location: New South Wales, Australia Wambo Open-Cut Production : 2.6 million tons Reserves: 25 million tons Type: Surface - Truck/Shovel Product: Premium Export (~6000 kcal/kg NAR) Port: NCIG and PWCS Location: New South Wales, Australia Wambo Underground Production: 1.2 million tons Reserves: 4 million tons Type: Underground - Longwall Product: Premium Export (~6000 kcal/kg NAR) Port: NCIG and PWCS Location: New South Wales, Australia Note: Production is for full year 2023. Reserves reflect estimated proven and probable reserves as of December 31, 2023.

PRB Segment
Operations Overview

Peabody

Strategic Advantage:
Low-cost operations, largest producer, significant reserves, shared resources, technologies

North Antelope Rochelle Mine (NARM)

Production: 62.0 million tons
Reserves: 1,364 million tons
Type: Surface - Dragline, Dozer/Cast, Truck/Shovel
Product: Sub-Bit Thermal (~8,800 BTU/lb, <0.50 lbs SO2)
Rail: BNSF and UP
Location: Wyoming





Caballo Mine

Production: 15.3 million tons
Reserves: 180 million tons
Type: Surface - Dozer/Cast, Truck/Shovel
Product: Sub-Bit Thermal (~8,500 BTU/lb, 0.80 lbs. SO2)
Rail: BNSF and UP
Location: Wyoming

Rawhide Mine

Production: 9.8 million tons
Reserves: 90 million tons
Type: Surface - Dozer/Cast, Truck/Shovel
Product: Sub-Bit Thermal (~8,200-8,300 BTU/lb, 0.85 lbs. SO2)
Rail: BNSF
Location: Wyoming



Note: Production is for full year 2023. Reserves reflect estimated proven and probable reserves as of December 31, 2023.

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30 Other U.S. Thermal Segment Operations Overview Strategic Advantage: Located to serve regional customers in high coal utilization regions Bear Run Mine Production: 5.5 million tons Reserves: 72 million tons Type: Surface - Dragline, Dozer/Cast, Truck/Shovel Product: Thermal ~11,000 Btu/lb, 4.5 lbs. SO2 Rail: Indiana Railroad to Indiana Southern / NS and CSX Location: Indiana Wild Boar Mine Production: 1.9 million tons Reserves: 13 million tons Type: Surface - Dragline, Dozer/Cast, Truck/Shovel Product: Thermal ~11,000 Btu/lb, 5.0 lbs. SO2 Rail: NS or Indiana Southern Location: Indiana Francisco Underground Production: 2.0 million tons Reserves: 5 million tons Type: Underground - Continuous Miner Product: Thermal ~11,500 Btu/lb, 6.0 lbs. SO2 Rail: NS Location: Indiana Note: Production is for full year 2023. Reserves reflect estimated proven and probable reserves as of December 31, 2023.

Other U.S. Thermal Segment
Operations Overview (continued)

with competitive cost operations and ample reserves / resources

Gateway North Mine

Production: 2.5 million tons
Reserves: 26 million tons
Type: Underground – Continuous Miner
Product: Thermal ~11,000 Btu/lb, 5.4 lbs. SO2
Rail: UP
Location: Illinois





Twentymile Mine

Production: 1.3 million tons
Reserves: 9 million tons
Type: Underground – Longwall
Product: Thermal ~11,200 Btu/lb, 0.80 lbs SO2
Rail: UP
Location: Colorado

El Segundo / Lee Ranch Mine

Production: 3.4 million tons
Reserves: 11 million tons
Type: Surface - Dragline, Dozer/Cast, Truck/Shovel
Product: Thermal ~9,250 Btu/lb, 2.0 lbs SO2
Rail: BNSF
Location: New Mexico



Note: Production is for full year 2023. Reserves reflect estimated proven and probable reserves as of December 31, 2023.

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32 Long-Term Bonding Obligations • Approximately $1.5 billion in financial performance obligations, primarily relating to reclamation obligations in the U.S and Australia • $1.2 billion relates directly to reclamation with the remaining ~$0.3 billion related to other obligations such as retiree healthcare, insurance and port & rail performance obligations • Majority of the obligations are met through the surety program, which exceeds $1.0 billion in total bonds outstanding (primarily in the U.S.) • In Australia, the obligations have been met primarily with cash collateral posted directly to regulators and cash-backed bank guarantee facilities Financial Performance Obligations As of June 30, 2024 ($ in Millions) Financial Guarantees by TypeObligations by Type Reclamation $1,222 Insurance & Healthcare $113 Port & Rail $91 Other $54 Surety Bonds $1,042 Cash-backed bank guarantees $179 Letters of Credit $132 Cash collateral posted directly $127

Reconciliation of Non-GAAP Measures

Peabody

	Year Ended Dec. 31, 2021	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2023	Quarter Ended Mar. 31, 2024	Quarter Ended Jun. 30, 2024	Six Months Ended Jun. 30, 2024
Tons Sold (In Millions)						
Seaborne Thermal			15.5	4.0	4.1	8.1
Seaborne Metallurgical			6.9	1.4	2.0	3.4
Powder River Basin			87.2	18.7	15.8	34.5
Other U.S. Thermal			16.2	3.2	3.7	6.9
Total U.S. Thermal			103.4	21.9	19.5	41.4
Corporate and Other			0.4	0.1	-	0.1
Total			126.2	27.4	25.6	53.0
Revenue Summary (In Millions)						
Seaborne Thermal			$ 1,329.7	$ 283.9	$ 307.5	$ 591.4
Seaborne Metallurgical			1,301.9	247.0	294.3	541.3
Powder River Basin			1,198.1	254.1	221.9	476.0
Other U.S. Thermal			888.2	191.6	202.0	393.6
Total U.S. Thermal			2,086.3	445.7	423.9	869.6
Corporate and Other			228.8	7.0	16.3	23.3
Total			$ 4,946.7	$ 983.6	$ 1,042.0	$ 2,025.6
Total Reporting Segment Costs Summary (In Millions) [1]						
Seaborne Thermal			$ 752.9	$ 190.1	$ 203.1	$ 393.2
Seaborne Metallurgical			863.8	198.7	231.5	430.2
Powder River Basin			1,044.4	237.7	204.1	441.8
Other U.S. Thermal			680.7	145.1	166.6	311.7
Total U.S. Thermal			1,725.1	382.8	370.7	753.5
Corporate and Other			11.6	27.5	(8.4)	19.1
Total			$ 3,353.4	$ 799.1	$ 796.9	$ 1,596.0
Adjusted EBITDA (In Millions) [2]						
Seaborne Thermal	$ 353.1	$ 647.6	$ 576.8	$ 93.8	$ 104.4	$ 198.2
Seaborne Metallurgical, Excluding Shoal Creek Insurance Recovery	178.2	781.7	438.1	48.3	62.8	111.1
Shoal Creek Insurance Recovery - Business Interruption	-	-	-	-	80.8	80.8
Seaborne Metallurgical	178.2	781.7	438.1	48.3	143.6	191.9
Powder River Basin	134.9	68.2	153.7	16.4	17.8	34.2
Other U.S. Thermal	164.2	242.4	207.5	46.5	35.4	81.9
Total U.S. Thermal	299.1	310.6	361.2	62.9	53.2	116.1
Middlemount	48.2	132.8	13.2	(0.8)	1.9	1.1
Resource Management Results [3]	6.9	29.3	21.0	4.4	9.9	14.3
Selling and Administrative Expenses	(84.9)	(88.8)	(90.7)	(22.0)	(22.1)	(44.1)
Other Operating Costs, Net [4]	116.1	31.5	44.3	(26.1)	18.8	(7.3)
Adjusted EBITDA [2]	$ 916.7	$ 1,844.7	$ 1,363.9	$ 160.5	$ 309.7	$ 470.2

Note: Refer to definitions and footnotes on slides 37.

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Reconciliation of Non-GAAP Measures

Peabody

Reconciliation of Non-GAAP Financial Measures (In Millions)	Year Ended Dec. 31, 2021	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2023	Quarter Ended Mar. 31, 2024	Quarter Ended Jun. 30, 2024	Six Months Ended Jun. 30, 2024
Income from Continuing Operations, Net of Income Taxes	$ 347.4	$ 1,317.4	$ 816.0	$ 45.7	$ 210.8	$ 256.5
Depreciation, Depletion and Amortization	308.7	317.6	321.4	79.8	82.9	162.7
Asset Retirement Obligation Expenses	44.7	49.4	50.5	12.9	12.9	25.8
Restructuring Charges	8.3	2.9	3.3	0.1	0.1	0.2
Asset Impairment	-	11.2	2.0	-	-	-
Provision for NARM and Shoal Creek Losses	-	-	40.9	1.8	1.9	3.7
Shoal Creek Insurance Recovery - Property Damage	-	-	-	-	(28.7)	(28.7)
Changes in Deferred Tax Asset Valuation Allowance and Reserves and Amortization of Basis Difference Related to Equity Affiliates	(33.8)	(2.3)	(1.6)	(0.4)	(0.3)	(0.7)
Interest Expense, Net of Capitalized Interest	183.4	140.3	59.8	14.7	10.7	25.4
Net (Gain) Loss on Early Debt Extinguishment	(33.2)	57.9	8.8	-	-	-
Interest Income	(6.5)	(18.4)	(76.8)	(19.2)	(16.8)	(36.0)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(43.4)	(27.8)	(0.3)	-	-	-
Unrealized Losses (Gains) on Derivative Contracts Related to Forecasted Sales	115.1	35.8	(159.0)	-	-	-
Unrealized Losses (Gains) on Foreign Currency Option Contracts	7.5	2.3	(7.4)	5.7	(2.4)	3.3
Take-or-Pay Contract-Based Intangible Recognition	(4.3)	(2.8)	(2.5)	(0.7)	(0.8)	(1.5)
Income Tax Provision (Benefit)	22.8	(38.8)	308.8	20.1	39.4	59.5
Adjusted EBITDA [2]	$ 916.7	$ 1,844.7	$ 1,363.9	$ 160.5	$ 309.7	$ 470.2
Operating Costs and Expenses			$ 3,385.1	$ 814.2	$ 803.9	$ 1,618.1
Unrealized Gains (Losses) on Foreign Currency Option Contracts			7.4	(5.7)	2.4	(3.3)
Take-or-Pay Contract-Based Intangible Recognition			2.5	0.7	0.8	1.5
Net Periodic Benefit Credit, Excluding Service Cost			(41.6)	(10.1)	(10.2)	(20.3)
Total Reporting Segment Costs [1]			$ 3,353.4	$ 799.1	$ 796.9	$ 1,596.0
Net Cash Provided By Operating Activities		$ 1,173.6	$ 1,035.5			
- Net Cash Used In Investing Activities		(28.7)	(342.6)			
Free Cash Flow [5]		$ 1,144.9	$ 692.9			

Note: Refer to definitions and footnotes on slide 37.

BUILDING BRIGHTER FUTURES

34

35 Reconciliation of Non-GAAP Measures Note: Refer to definitions and footnotes on slide 37. Year Ended Year Ended Year Ended Dec. 31, 2021 Dec. 31, 2022 Dec. 31, 2023 Segment Free Cash Flow (In Millions) (6) Seaborne Thermal Adjusted EBITDA 353.1$ 647.6$ 576.8$ Less: Segment additions to property, plant, equipment and mine development (88.6) (38.8) (62.0) Total 264.5 608.8 514.8 Seaborne Metallurgical, Excluding Shoal Creek Insurance Recovery Adjusted EBITDA 178.2 781.7 438.1 Less: Segment additions to property, plant, equipment and mine development (25.1) (84.8) (186.4) Total 153.1 696.9 251.7 Powder River Basin Adjusted EBITDA 134.9 68.2 153.7 Less: Segment additions to property, plant, equipment and mine development (41.4) (59.1) (40.9) Total 93.5 9.1 112.8 Other U.S. Thermal Adjusted EBITDA 164.2 242.4 207.5 Less: Segment additions to property, plant, equipment and mine development (24.2) (35.3) (47.6) Total 140.0 207.1 159.9 Total U.S. Thermal Adjusted EBITDA 299.1 310.6 361.2 Less: Segment additions to property, plant, equipment and mine development (65.6) (94.4) (88.5) Total 233.5 216.2 272.7 Corporate and Other Adjusted EBITDA 86.3 104.8 (12.2) Less: Segment additions to property, plant, equipment and mine development (3.8) (3.5) (11.4) Total 82.5 101.3 (23.6) Consolidated Adjusted EBITDA 916.7 1,844.7 1,363.9 Less: Additions to property, plant, equipment and mine development (183.1) (221.5) (348.3) Total 733.6$ 1,623.2$ 1,015.6$

36 Reconciliation of Non-GAAP Measures Note: Refer to definitions and footnotes on slide 37. Year Ended Year Ended Year Ended Dec. 31, 2021 Dec. 31, 2022 Dec. 31, 2023 Adjusted Capital Expenditures (In Mill ions) (7) Seaborne Thermal Segment additions to property, plant, equipment and mine development 88.6$ 38.8$ 62.0$ Less: Additions for capital components (11.6) (7.0) (15.1) Total 77.0 31.8 46.9 Seaborne Metallurgical, Excluding Shoal Creek Insurance Recovery Segment additions to property, plant, equipment and mine development 25.1 84.8 186.4 Less: Additions for capital components (4.0) (6.2) (6.1) Total 21.1 78.6 180.3 Powder River Basin Segment additions to property, plant, equipment and mine development 41.4 59.1 40.9 Less: Additions for capital components (10.5) (22.5) (31.1) Total 30.9 36.6 9.8 Other U.S. Thermal Segment additions to property, plant, equipment and mine development 24.2 35.3 47.6 Less: Additions for capital components (4.1) (4.8) (12.5) Total 20.1 30.5 35.1 Total U.S. Thermal Segment additions to property, plant, equipment and mine development 65.6 94.4 88.5 Less: Additions for capital components (14.6) (27.3) (43.6) Total 51.0 67.1 44.9 Corporate and Other Segment additions to property, plant, equipment and mine development 3.8 3.5 11.4 Less: Additions for capital components - - - Total 3.8 3.5 11.4 Consolidated Additions to property, plant, equipment and mine development 183.1 221.5 348.3 Less: Additions for capital components (30.2) (40.5) (64.8) Total 152.9$ 181.0$ 283.5$

37 Reconciliation of Non-GAAP Measures